Exhibit 10.1

ADDENDUM NO. 2

to the

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

Effective: March 31, 2013 (the “Contract”)

issued to

AFFIRMATIVE INSURANCE COMPANY Burr Ridge, Illinois

(the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED IN THE INTERESTS AND LIABILITIES AGREEMENT(S) ATTACHED TO AND FORMING PART OF THE CONTRACT

(the “Reinsurer”)

Effective on June 30, 2013, applying to losses occurring on or after that date, the following paragraph A shall replace paragraph A of Article 3 – Retention and Limit:

A.	The Company shall cede, and the Reinsurer shall accept as reinsurance, an 80.0% quota share with respect to losses occurring during the term of this Contract.

Effective on June 30, 2013, applying to Policies in force, written or renewed on or after that date, the following Premium Article shall apply in lieu of Article 10 – Premium:

As premium for the reinsurance provided hereunder, the Company shall cede to the Reinsurer 80.0% of the unearned portion of its Gross Net Written Premium Income applicable to Policies in force on June 30, 2013, and 80.0% of its Gross Net Written Premium Income thereafter.

Effective on June 30, 2013, the following paragraph D (as previously amended by Addendum No.1) shall apply in lieu of paragraph D of Article 3 – Retention and Limit:

D.	It is agreed that the Combined Net Premium Earned for Policies subject to this Contract and the Underlying Agreement shall not exceed a “Premium Cap” equal to $160,000,000 as respects the first Contract Year hereunder and $160,000,000 as respects each Contract Year thereafter, unless accepted and approved in writing by the Reinsurer. In the event the Premium Cap would apply as respects any Contract Year, the quota share cession under paragraph A above shall be reduced to the same proportion that the Premium Cap less ceded Net Earned Premium under the Underlying Agreement bears to the Company’s Combined Net Premium Earned for such Contract Year.

Notwithstanding the above, in the event that no approval is obtained from the Illinois Department of Insurance by September 15, 2013, this Addendum shall be null and void at its inception and any amounts previously paid either party because of this Addendum shall be returned.

All other terms and conditions of the Contract shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly authorized representatives as follows:

on this 13th day of August, in the year 2013.

AFFIRMATIVE INSURANCE COMPANY

                    /s/ Joseph G. Fisher

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

ENDORSEMENT NO. 2

to the

INTERESTS AND LIABILITIES AGREEMENT

Effective: March 31, 2013 (the “Agreement”)

of

GREENLIGHT REINSURANCE, LTD.

(the “Subscribing Reinsurer”) with respect to the

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

Effective: March 31, 2013 (the “Contract”)

issued to

AFFIRMATIVE INSURANCE COMPANY Burr Ridge, Illinois

(the “Company”)

Addendum No. 2 to the Contract, as executed by the Company, shall form part of the Contract, effective June 30, 2013.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Endorsement to be executed by its duly authorized representative(s) as follows:

This 13th day of August, in the year 2013.

GREENLIGHT REINSURANCE, LTD.

                    /s/ Rena Strecker     /s/ Brendan Barry

Market Reference Number: GLRE 1745A